Exhibit 2
Atomic Giant.com, Inc.
Form 10-SB







                            BYLAWS OF


                     ATOMIC GIANT.COM, INC.







                  As adopted February 11, 1999.

























                        TABLE OF CONTENTS


ARTICLE 1 CORPORATE OFFICES I
    1.1    Business Office                                       1
    1.2    Registered Office                                     1
ARTICLE 2  SHAREHOLDERS                                          1
    2.1    Annual Meeting                                        1
    2.2    Special Meetings                                      1
    2.3    Place of Meetings                                     1
    2.4    Notice of Meetings                                    1
    2.5    Fixing of Record Date                                 2
    2.6    Voting List                                           2
    2.7    Meetings by Telecommunication                         2
    2.8    Shareholder Quorum and Voting Requirements            2
    2.9    Proxies                                               2
    2.10   Voting Shares                                         3
    2.11   Shareholder Action without a Meeting                  3
    2.12   Waiver                                                3
ARTICLE 3  BOARD OF DIRECTORS                                    3
    3.1    General Powers                                        3
    3.2    Number of Directors and Qualification                 3
    3.3    Election and Term of Office                           3
    3.4    Chairman of the Board of Directors                    4
    3.5    Regular Meetings                                      4
    3.6    Special Meetings                                      4
    3.7    Notice                                                4
    3.8    Quorum                                                4
    3.9    Manner of Acting                                      5
    3.10   Vacancies and Newly-Created Directorships             5
    3.11   Fees and Compensation.                                5
    3.12   Presumption of Assent                                 5
    3.13   Resignations                                          5
    3.14   Action by Written Consent                             5
    3.15   Meetings by Telephone Conference Call                 5
    3.16   Removal of Directors                                  6
ARTICLE 4  COMMITTEES                                            6
   4.1     Committees                                            6
   4.2     Procedures, Meetings and Quorum                       6
ARTICLE 5  OFFICERS                                              6
    5.1    Officers                                              6
    5.2    Appointment, Term of Office and Qualification         7
    5.3    Resignations                                          7






                   TABLE OF CONTENTS continued

    5.4    Removal                                               7
    5.5    Vacancies and Newly-Created Offices                   7
    5.6    Chief Executive Officer                               7
    5.7    President                                             7
    5.8    Vice Presidents                                       7
    5.9    Secretary                                             8
    5.10   Treasurer                                             8
    5.11   Assistant Secretaries and Treasurers                  8
    5.12   Salaries                                              9
    5.13   Surety Bonds                                          9
ARTICLE 6  EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND
           DEPOSIT OF CORPORATE FUNDS                            9
    6.1    Instruments                                           9
    6.2    Loans                                                 9
    6.3    Deposits                                              9
    6.4    Checks, Drafts, etc.                                  9
    6.5    Bonds and Debentures                                  9
    6.6    Sale, Transfer, etc. of Securities                   10
    6.7    Proxies                                              10
ARTICLE 7  CAPITAL STOCK                                        10
    7.1    Stock Certificates                                   10
    7.2    Shares Without Certificates                          11
    7.3    Transfer of Stock                                    11
    7.4    Restrictions on Transfer or Registration of Shares   11
    7.5    Regulations                                          11
    7.6    Transfer Agent(s) and Registrar(s)                   11
    7.7    Lost or Destroyed Certificates                       11
    7.8    Consideration for Shares                             12
ARTICLE 8  INDEMNIFICATION                                      12
    8.1    Indemnification                                      12
    8.2    Certain Restrictions on Indemnification              12
    8.3    Mandatory Indemnification                            12
    8.4    Determination                                        12
    8.5    General Indemnification                              13
    8.6    Advances                                             13
    8.7    Scope of Indemnification                             13
    8.8    Insurance                                            13
ARTICLE 9  FISCAL YEAR                                          14
ARTICLE 10 DIVIDENDS                                            14
ARTICLE 11 AMENDMENTS                                           14




                             BYLAWS
                               OF
                     ATOMIC GIANT.COM, INC.

                            ARTICLE 1

                        CORPORATE OFFICES

     1.1 Business Office. The principal office of the corporation shall be located at such place either within or outside the State of Utah, as may be determined by the Board of Directors. The corporation may have such other offices, either within or without the State of Utah as the Board of Directors may designate or as the business of the corporation may require from time to time.

     1.2 Registered Office. The registered office of the corporation shall be located within the State of Utah and may be, but need not be, identical with the principal office (if located within the State of Utah). The address of the registered office may be changed from time to time by the Board of Directors.

                            ARTICLE 2

                          SHAREHOLDERS

     2.1 Annual Meeting. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, by the Chief Executive Officer or the President, or by the Board of Directors. Special meetings of the shareholders may also be called by the holders of not less than one-tenth (1/10) of all the shares entitled to vote on any issue proposed to be considered at the proposed special meeting by delivery of one or more signed and dated written demands for the meeting stating the purpose for which it is to be held to the corporation's Secretary or other designated officer.

     2.3 Place of Meetings. Meetings of shareholders may be held at any place within or outside the State of Utah as designated by the Board of Directors. In the absence of any such designation, meetings shall be held at the principal office of the corporation.

     2.4 Notice of Meetings. Written or printed notice stating the place, date, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10), nor more than sixty (60) days before the date of the meeting, either personally, by facsimile, mail, or express courier by or at the direction of the Chairman of the Board of Directors, the Chief Executive Officer or the President, the Secretary, or the officer or person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting or to any other shareholder entitled by the Utah Revised Business Corporation Act, as amended (the "Revised Act"), or the corporation's Articles of Incorporation to receive notice of the meeting.

     2.5 Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to take action without a meeting, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of the shareholders is to be taken. If no record date is so fixed by the Board of Directors, the record date for determination of such shareholders shall be determined in accordance with the Revised Act.

     2.6 Voting List. Unless otherwise directed by the Board of Directors, the Secretary of the corporation shall prepare a list of the names of all of the shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares. The list shall be alphabetical within each class or series and must show both the address of and the number of shares held by each shareholder. The shareholder list must be made available for inspection by any shareholder in accordance with the Revised Act.

     2.7 Meeting by Telecommunication. Any or all of the shareholders may participate in an annual or special meeting of the shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting.

     2.8 Shareholder Quorum and Voting Requirements. If the corporation's Articles of Incorporation or the Revised Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

         If the Articles of Incorporation or the Revised Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

         Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, these Bylaws or the Revised Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting.

         If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws, or the Revised Act require a greater number of affirmative votes.

     2.9 Proxies. At all meetings of shareholders, a shareholder may vote in person, or vote by a proxy that is executed by the shareholder or that is executed by the shareholder's duly authorized attorney-in-fact, or by a written statement of the appointment transmitted by telegram, teletype, telecopy, or other electronic transmission along with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. Such proxy shall be filed with the Secretary of the corporation or any other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     2.10 Voting Shares. Each outstanding share, regardless of class, and except as otherwise required by the Revised Act, shall be entitled to one (1) vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation of this corporation as permitted by the Revised Act.

         Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

         Unless the Articles of Incorporation of this corporation provide otherwise, at each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, all of the votes to which the shareholder's shares are entitled for, as many persons as there are directors to be elected, and for whose election such shareholder has a right to vote.

     2.11 Shareholder Action Without a Meeting. Any action required to be taken at a meeting of the shareholders, or any other action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote, with respect to the subject matter thereof.

     2.12 Waiver. A shareholder may waive any required notice in accordance with the Revised Act.

                            ARTICLE 3

                       BOARD OF DIRECTORS

     3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or in a shareholder's agreement authorized under the Revised Act.

     3.2 Number of Directors and Qualification. The initial authorized number of directors shall be two (2) unless otherwise specified from time to time by resolution of the Board of Directors, but shall not be less than three (3) unless the number of shareholders of the corporation is less than three (3), in which event the corporation may have a number of directors equal to or greater than the number of shareholders. Directors need not be residents of the State of Utah or shareholders of the corporation.
     3.3 Election and Term of Office. Directors shall be elected at each annual meeting of the shareholders to hold office until the next succeeding annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

     3.4 Chairman of the Board of Directors. The Board of Directors may elect a Chairman of the Board of Directors, which person shall at all times be a director. The Chairman of the Board of Directors, if such a person is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws. Unless otherwise restricted by law, the Chairman of the Board of Directors may also be given the duties of an officer of the corporation, as well as serve as an officer, as determined by the Board of Directors. The period(s) of service by the Chairman of the Board of Directors shall be determined by the Board of Directors. In the absence of the Chairman of the Board of Directors, if elected, the Board of Directors may appoint another member of the Board of Directors to conduct the meeting(s) of the Board of Directors.

     3.5 Regular Meetings. The Board of Directors may provide by resolution the time and place, either within or without the State of Utah, for the holding of regular meetings without notice other than such resolution.

     3.6 Special Meeting. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by or at the request of the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any two (2)
directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors.

     3.7 Notice. Notice of the date, time, and place of any special meeting of the Board of Directors shall be delivered personally or by telephone to each director or sent by mail, express courier, or facsimile, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. If the notice is delivered personally, by express courier, or by telephone, facsimile, or telegraph, it shall be delivered at least forty-eight (48) hours before the meeting begins. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate it to the director. Any director may waive notice of any meeting by delivering a written waiver to the corporation to file in its corporate records, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and does not thereafter vote for or consent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting.

     3.8 Quorum. A majority of the authorized number of directors as fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

     3.9 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall, unless the act of a greater number of directors is required by the Articles of Incorporation of the corporation or these Bylaws, be the act of the Board of Directors.

     3.10 Vacancies and Newly-Created Directorships. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum or by the affirmative vote of the majority of shares entitled to vote for directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. The term "vacancy" includes any directorship authorized under Section 3.2 but not filled by shareholders at the annual meeting, whether or not such directorship had previously been filled.

     3.11 Fees and Compensation. Directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

     3.12 Presumption of Assent. A director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have consented to the action taken at the meeting unless the director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to any action taken at the meeting, or the director contemporaneously requests his or her dissent or abstention as to any specific action to be entered into the minutes of the meeting, or the director causes written notice of a dissent or abstention as to a specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.

     3.13 Resignations. A director may resign at any time by giving a written notice of resignation to either the Chairman of the Board of Directors, the Chief Executive Officer, the
President, a Vice-President, or the Secretary or Assistant Secretary, if any. Unless otherwise provided in the resignation, the resignation shall become effective when the notice is received by an officer or director of the corporation. If the resignation is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     3.14 Action by Written Consent. Any action required to be taken at a meeting of the Board of Directors of the corporation or any other action that may be taken at a meeting of the Board of Directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee and may be described as such in any document or instrument. Action taken pursuant to this Section is effective when the last director signs a writing describing the action taken, unless the Board of Directors establishes a different effective date.

     3.15 Meetings by Telephone Conference Call. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee, as the case may be, by means of a conference telephone call or similar communications equipment by which all persons participating in the meeting can hear each other throughout the meeting. Participation in such a meeting shall constitute presence in person at such meeting.

     3.16  Removal of Directors. The shareholders may remove  one
(1) or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. A director may be removed only if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director.

                            ARTICLE 4

                           COMMITTEES

     4.1   Committees. The Board of Directors may  from  time  to
time  by  resolution  adopted  by a  majority  of  the  Board  of
Directors designate from among its members one (1) or more committees, including, but not limited to, a Compensation Committee and an audit Committee, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed under the Revised Act. The chairman of any such committee shall be designated by the Board of Directors. Each committee must have at least two (2) directors as members. The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee, and fill all vacancies therein. Any such committee shall serve at the pleasure of the Board of Directors.

     4.2 Procedures: Meeting and Quorum. Meetings of any committee designated by the Board of Directors may be held at such times and places as the chairman of such committee shall from time to time determine. Notice of such meetings shall be given within the same times and by the same means as set forth in these Bylaws for meetings of the Board of Directors. At every meeting of any such committee, the presence of a majority of all of the members of such committee shall be necessary for the transaction of business, and the action of any such committee must be authorized by the affirmative vote of a majority of the members present at such meeting at which a quorum is present. Any such committee shall keep minutes of its proceedings, and all action by such committee shall be reported to the Board of Directors at its meeting next succeeding such action. Any action by a committee shall be subject to review by the Board of Directors, provided, no rights of third parties shall be affected by such review.

                            ARTICLE 5

                            OFFICERS

     5.1 Officers. Except as provided otherwise by a resolution of the Board of Directors, the officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents as may be determined by resolution of the Board of Directors, a Secretary, and a Treasurer. Any two (2) or more offices may be held by the same person. The corporation may also have, at the discretion of the Board of Directors, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed by the Board of Directors. Officers need not be shareholders of the corporation.

     5.2 Appointment: Term of Office and Qualification. The officers of the corporation shall be appointed by, and serve at the pleasure of, the Board of Directors, subject to any rights of an officer under any contract of employment. Appointment of officers shall take place annually or at such other intervals as the Board of Directors may determine, and may be made at regular or special meetings of the Board of Directors or by the written consent of the directors. Each officer shall hold office until his or her successor shall have been duly appointed and qualified or until such officer's death, resignation, or removal in the manner provided in these Bylaws. No officer provided for in this
Article 5 need be a director of the corporation nor shall any such officer be a director unless elected a director in accordance with these Bylaws.

     5.3 Resignations. Any officer may resign at any time by delivering a written resignation to the Board of Directors, the Chief Executive Officer, the President, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon such delivery of the resignation; and, unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     5.4 Removal. Any officer may be removed by the Board of Directors or by a committee, if any, if so authorized by the Board of Directors, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     5.5 Vacancies and Newly-Created Offices. A vacancy in any office may be filled by the Board of Directors at any regular or special meeting or by the unanimous written consent of the directors.

     5.6 Chief Executive Officer. The corporation shall have a chief executive officer, who shall be designated by resolution of the Board of Directors and who shall have the title Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervision, direction, and control of the business, officers, employees, and agents of the corporation. Either the Chief Executive Officer or the President shall preside at meetings of the shareholders as they mutually agree. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     5.7 President. Subject to the control of the Board of Directors, the President shall have general supervision, direction, and control of the business, officers, employees, and agents of the corporation. Either the President or the Chief Executive Officer shall preside at meetings of the shareholders as they mutually agree. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     5.8 Vice Presidents. In the absence and/or disability of both the Chief Executive Officer and the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the Chief
Executive Officer and the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer and the President. The Vice Presidents shall have such other powers and perform such other duties as may from time to time be prescribed for them by the Board of Directors, these Bylaws, the Chief Executive Officer, the President, or the Chairman of the Board of Directors and, unless otherwise so prescribed, the powers and duties customarily vested in the office of Vice President of a corporation.

     5.9 Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of the proceedings of all meetings of, and a record of all actions taken by the Board of Directors or any committees of the Board of Directors. The Secretary shall cause all notices of meetings to be duly given in accordance with the provisions of these Bylaws and as required by the Revised Act.

         The Secretary shall be the custodian of the corporate records and of the seal, if any, of the corporation. Unless otherwise required by law or by the Board of Directors, the adoption or use of a corporate seal is not required. The Secretary shall see that the books, reports, statements, certificates, and other documents and records required by the Revised Act are properly kept and filed.

         The Secretary shall have charge of the stock books of the corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the alphabetically arranged names and addresses of the holders of record thereof, the number of shares held by each holder, and the time when each became a bolder of record. The Secretary shall exhibit at all reasonable times to any director, upon application, the original or duplicate stock register. The Secretary shall cause the stock ledger to be kept and exhibited at the principal office of the corporation in the manner and for the purposes provided by these Bylaws and the Revised Act.

         The Secretary shall perform all duties incident to the office of Secretary and such other duties as are given to him or her by law or these Bylaws or as from time to time may be assigned by the Board of Directors.

     5.10 Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the President and the Board of Directors, whenever they request it, an account of all of transactions taken as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

     5.11  Assistant  Secretaries and Treasurers.  Any  Assistant
Secretaries or Assistant Treasurers elected by the Board of Directors shall perform such of the duties of the Secretary or the Treasurer, respectively, as may be assigned to them by the officers they are elected to assist, or as may otherwise be prescribed for them by the Board of Directors.

      5.12 Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any officers. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a director of the corporation.

     5.13 Surety Bonds. In the event the Board of Directors shall so require, any officer or agent of the corporation shall provide the corporation with a bond, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation that may come under his or her responsibility.

                            ARTICLE 6

          EXECUTION OF INSTRUMENTS. BORROWING OF MONEY
                 AND DEPOSIT OF CORPORATE FUNDS

     6.1 Instruments. The Board of Directors may authorize any officer, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.

     6.2 Loans. No loan to the corporation shall be contracted, no negotiable paper or other evidence of its obligation under any loan to the corporation shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

     6.3 Deposits. All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized so to do by the Board of Directors.

     6.4 Checks, Drafts. Etc. All checks, drafts, acceptances, notes, endorsements, and, subject to the provisions of these Bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

     6.5 Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument signed by the President or a Vice-President and by the Secretary. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

     6.6 Sale. Transfer. Etc. of Securities. Sales, transfers, endorsements, and assignments of shares of stock, bonds, and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the Chief Executive Officer, the President, or by any Vice-President, together with the Secretary, or by any officer or agent thereunto authorized by the Board of Directors.

     6.7 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the Chief Executive Officer, the President or any Vice-President and the Secretary of the corporation or by any officer or agent thereunto authorized by the Board of Directors.

                            ARTICLE 7

                          CAPITAL STOCK

     7.1 Stock Certificates. The shares of the corporation may, but need not be, represented by certificates. If the shares are represented by certificates, the certificates shall be signed by two (2) officers as designated by the Board of Directors, or in the absence of such designation, any two (2) of the following officers: the Chief Executive Officer, the President, any Vice-President, the Secretary, or any Assistant Secretary of the corporation. The signatures of the designated officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

         If the corporation is authorized to issue different classes of shares or a different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series, must be summarized on the front or back of each share certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing, without charge.

         Each certificate representing shares shall also state upon the face thereof:

         7.1.1 The name of the issuing corporation and that it is organized under the laws of the State of Utah.

         7.1.2 The name of the person to whom the certificate is issued.

         7.1.3 The   number   and  class  of  shares,   and   the
               designation of the series, if any, which such certificate represents.

         There shall be entered upon the stock transfer books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class,  or  series  of  such shares, and  the  date  of  issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "Cancelled" with the date of cancellation. Unless otherwise required by the Revised Act or by the Board of Directors in accordance with applicable law, the foregoing with respect to shares does not affect shares already represented by certificates.

     7.2 Shares Without Certificates. The Board of Directors may authorize the issuance of some or all of the shares of any or all of the classes or series of the corporation's stock without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates as stated in Section 7.1 of these Bylaws.

     7.3 Transfer of Stock. Transfers of stock shall be made only upon the stock transfer books of the corporation kept at the principal office of the corporation or by the transfer agent(s) designated to transfer shares of the stock of the corporation. Except where a certificate is issued in replacement of a lost or destroyed certificate as provided in these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. Except as otherwise provided by law, the corporation and the transfer agent(s) and registrar(s), if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

     7.4 Restrictions on Transfer or Registration of Shares. The Board of Directors may, as they may deem expedient, impose restrictions on the transfer or registration of transfer of shares of the corporation. The restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.

         The restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder, if the restriction is authorized by the Revised Act and its existence is noted conspicuously on the front or back of the certificate, or if the restriction is contained in the information statement that is sent to shareholders whose shares are not represented by certificates pursuant to Section 7.2 of these Bylaws.

     7.5 Regulations. Subject to the provisions of these Bylaws and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the stock of the corporation.

     7.6 Transfer Agent(s) and Registrar(s). The Board of Directors may appoint one (1) or more transfer agent(s) and one
(1) or more registrar(s) with respect to the certificates representing shares of stock of the corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agent(s) and registrar(s).

     7.7 Lost or Destroyed Certificates. In the event of the loss or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     7.8 Consideration for Shares. The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefits to the corporation, including cash, promissory notes; services performed contracts or arrangements for services to be performed, or other securities of the corporation. The terms and conditions of any tangible or intangible property or benefit to be provided in the future to the corporation, including contracts or arrangements for services to be performed, shall be set forth in writing. The corporation may place in escrow shares issued in consideration for contracts, arrangements for future services or benefits, or in consideration of a promissory note, or make other arrangements to restrict transfer of the shares issued for any such consideration, and may credit distributions in respect of the shares against the purchase price until the services are performed, the note is paid, or the payments are received. If the specified future services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted or the distributions credited may be cancelled in whole or in part.

                            ARTICLE 8

                         INDEMNIFICATION

     8.1 Indemnification. Except as provided in Section 8.2 of these Bylaws, the corporation may, to the maximum extent and in the manner permitted by the Revised Act, indemnify an individual made a party to a proceeding because he or she is or was a director, against liability incurred in the proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Termination of the proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     8.2 Certain Restrictions on Indemnification. The corporation may not indemnify a director under Section 8.1 of these Bylaws, in connection with a proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

     8.3   Mandatory   Indemnification.  The  corporation   shall
indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he or she is or was a director of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

     8.4 Determination. The corporation may not indemnify a director under Section 8.1 of these Bylaws unless authorized and a determination has been made in a specific case that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 8.1 of these Bylaws. Such determination shall be made either (a) by the Board of Directors by majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceedings shall be counted in satisfying the quorum requirement, (b) if a quorum cannot be obtained, by majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two (2) or more directors not parties to the proceeding, except that the directors who are not parties to the proceeding may participate in the designation of directors for the committee, (c) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors in the manner prescribed by the Revised Act, or (d) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting. The majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this Section. Shareholders' action that otherwise complies with this Section is not affected by the presence of holders, or the voting, of shares that are not qualified shares as determined under the Revised Act.

     8.5 General Indemnification. The indemnification and advancement of expenses provided by this Article 8 shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, any agreement, any vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     8.6 Advances. The corporation in accordance with the Revised Act may pay for or reimburse the reasonable expenses incurred by any director who is a party to a proceeding in advance of final disposition of the proceeding if (a) the director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 8.1 of these Bylaws, (b) the director furnishes to the corporation a written undertaking in the form required by the Revised Act, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and (c) a determination is made that the facts then known to those making a determination would not preclude indemnification under this Article 8.

     8.7 Scope of Indemnification. The indemnification and advancement of expenses authorized by this Article 8 is intended to permit the corporation to indemnify to the fullest extent permitted by the laws of the State of Utah, any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such laws. Any indemnification or advancement of expenses hereunder shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation and shall inure to the benefit of such person's heirs, executors and administrators. This Article 8 is a summary of the indemnification provisions of the Revised Act. In the event of a conflict between the provisions of this Article 8 and the Revised Act, the Revised Act shall control.

     8.8 Insurance. The corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in any such capacity or arising out of his or her status in any such capacity, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of this Article 8 or the laws of the State of Utah, as the same may hereafter be amended or modified.

                            ARTICLE 9

                           FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                           ARTICLE 10

                            DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                           ARTICLE 11

                           AMENDMENTS

     These Bylaws may be amended by the Board of Directors or by the shareholders.

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                CERTIFICATE OF ADOPTION OF BYLAWS

                               OF

                     ATOMIC GIANT.COM, INC.



     The undersigned hereby certifies that she is the duly elected, qualified, and acting Secretary of Atomic Giant.com, Inc. and that the foregoing Bylaws were submitted to and approved and adopted by the Board of Directors of the corporation by Action by Unanimous Written Consent of the Board of Directors dated February 11, 1999.

     DATED this 11th day of February 1999.


                              /s/ Joshua J. Miller, Secretary